Exhibit 99.1
Lincoln Educational Services Projects Student Start Growth
of Approximately 15% During First Quarter 2024
Reiterates Full year 2024 Outlook
Company Hosting Investor Day Today Beginning at Noon ET
PARSIPPANY, N.J., March 19, 2024 – Lincoln Educational Services Corporation (Nasdaq: LINC), which is hosting its first Investor Day today at its new East Point campus in Georgia, expects to continue its strong business momentum during the first quarter ending March 31, 2024.  Student start growth is projected to significantly improve from the prior year, with growth of approximately 15.0% compared to 6.4%, excluding the transitional segment in 2022.
“Our team continues to successfully execute the Company’s transformative growth strategies as the interest in skilled trade careers continues to grow,” said Scott Shaw, President and CEO. “Our expected strong start growth in Q1 builds on the momentum we generated during 2023, which led to increased student starts, student retention, graduation and placement rates with employers as well as the achievement of all of our financial guidance objectives during the year.  During today’s Investor Day we look forward to reviewing our strategies for 2024 and beyond while showcasing our new East Point campus.”
The Company’s Investor Day presentations start at 12:00 p.m. ET.  The live webcast of the presentations along with a question-and-answer session with the Company’s executive leaders and guests will focus on Lincoln’s strategic priorities and growth initiatives. To access the live webcast of the Investor Day call, please go to the investor relations section of Lincoln’s website at lincolntech.edu.  Participants may also register at: Lincoln Educational Services Investor Day .

An archived version of the webcast and presentation will be accessible for 90 days at lincolntech.edu.

The Company plans to report financial results for the three months ending March 31, 2024 on May 6, 2024.
ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in five principal areas of study: automotive technology, health sciences, skilled trades, business and information technology, and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 22 campuses in 13 states under 4 brands: Lincoln College of Technology, Lincoln Technical Institute, Lincoln Culinary Institute, and Euphoria Institute of Beauty Arts and Sciences. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS
Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings, or other aspects of the Company’s operating results. Such forward-looking statements include the Company’s current belief that it is taking appropriate steps regarding the pandemic and that student growth will continue. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to the COVID-19 pandemic or other epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.
Contact:

Lincoln Educational Services Corporation

Brian Meyers, CFO
973-736-9340
bmeyers@lincolntech.edu